Exhibit 3.1
Amendment of By-Laws
of
Manpower Inc.

ARTICLE IV. OFFICERS

SECTION 4.1. NumberPrincipal Officers. The principal officers of the Corporation shall be ~~a President and~~ appointed by the Board of Directors and shall be comprised of a Chief Executive Officer, ~~one~~ a President or two or more ~~Vice~~ Presidents, ~~any number of whom may be designated~~ as ~~Senior Executive Vice President, Executive Vice President or Senior Vice President, a Secretary and a Treasurer, each of whom shall be elected~~determined by the Board of Directors~~. Such other officers as may be deemed necessary may be elected or appointed by or under the authority of the Board of Directors. Such other assistant officers as may be deemed necessary may be appointed by the Board of Directors or the President~~, and an Executive Vice President and Chief ~~Executive Officer for such term as is specified in the appointment.~~Financial Officer.  The ~~same natural person may simultaneously hold more than one office in~~ Chief Executive Officer shall have the authority, subject to such requirements, terms and conditions as may be prescribed by the Board of Directors, to appoint such other officers of the Corporation~~.~~

~~SECTION 4.2.~~ Election and Term of Office~~. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of~~ as the Chief Executive Officer deems necessary or appropriate, to prescribe their powers and duties, and to delegate authority to them.  Each of the officers shall ~~not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall~~ hold office until ~~his~~ a successor ~~shall have been duly elected~~ for such office is appointed or until his or her earlier death or ~~until he shall resign or shall have been removed in~~ removal by the ~~manner hereinafter provided.~~

~~SECTION 4.3.~~ Removal~~. The~~ Board of Directors ~~may remove any officer at any time with or without cause and notwithstanding~~ or by the ~~contract rights, if any, of the officer removed. The Board of Directors or the President and~~ Chief Executive Officer ~~may remove any assistant~~ if such officer ~~who~~ was initially appointed by him.  At the ~~Board or~~ end of the term of a President where there is no successor, his or her responsibilities and authority shall revert to the Chief Executive Officer. ~~The appointment of an officer or assistant officer does not itself create contract rights.~~

~~SECTION 4.4.~~ Vacancies~~. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled~~SECTION 4.2. Duties of Principal Officers. Subject to such requirements, terms and conditions as may be prescribed by the Board of Directors and the duties established by the Board of Directors for the ~~unexpired portion of the term. A vacancy in any assistant office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the President and Chief Executive Officer.~~

~~SECTION 4.5.~~ President and Chief Executive Officer~~. The President and~~ President or Presidents, the Chief Executive Officer shall ~~be the~~ have overall responsibility for the business and affairs of the Corporation including such duties as are regularly and customarily performed by the chief executive officer of ~~the Corporation,~~ a corporation.  Without limiting the foregoing, the Chief Executive Officer shall have ~~executive~~ authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the Wisconsin ~~business corporation law,~~ Business Corporation Law, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the ~~President and~~ Chief Executive Officer shall preside at annual and special meetings of shareholders.  The ~~President and~~ Chief Executive Officer shall have authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors~~; and, except as otherwise provided by law, or limited by the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The President and Chief Executive Officer shall perform such other duties as are incident to the office of President and Chief Executive Officer or as may be prescribed from time to time by the Board of Directors.~~ .

~~SECTION 4.6.~~ Vice Presidents~~. One or more of the Vice Presidents may be designated as Senior Executive Vice~~The President~~, Executive Vice President or Senior Vice President.~~ shall have such authority as is assigned to the person holding that office by the Board of Directors or the Chief Executive Officer. In the absence of the ~~President and~~ Chief Executive Officer or in the event of his death, inability or refusal to act, ~~the Vice Presidents in the order designated at~~a President will have the ~~time of their election, shall~~authority to perform the duties of the ~~President and~~ Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the ~~President and~~ Chief Executive Officer. ~~Any Vice President may sign with~~Without limiting the ~~Secretary or Assistant Secretary certificates~~foregoing, the President shall be responsible for ~~shares~~the management of the business and affairs of the Corporation~~.~~within the area of responsibility assigned to him.  Within such area of responsibility, the President shall have the authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors.

The Executive Vice President and Chief Financial Officer shall be the chief financial officer of the Corporation and perform such duties as are regularly and customarily performed by individuals generally holding the position of chief financial officer of a corporation.

Section 4.3 Removal.  Any officer of the Corporation may be removed by the Board of Directors, and any officer of the Corporation appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not in and of itself create contract rights.

SECTION 4.4. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. The Chief Executive Officer or a President may appoint one or more Vice Presidents who shall have such duties and responsibilities as are designated by the Chief Executive Officer or President, whoever makes such appointment.  Any Vice President shall perform such ~~other~~ duties as are incident to the ~~office~~ area of responsibility assigned in the appointment of Vice President or as may be prescribed from time to time by the Board of Directors ~~or the~~, a President ~~and~~, or the Chief Executive Officer.

SECTION 4.~~7~~5. Secretary. The Secretary shall: (i) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (ii) see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law, (iii) be custodian of the Corporation’s records and of the seal of the Corporation, (iv) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (v) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer.

SECTION 4.~~8~~6. Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation, (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation, and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors or the President and Chief Executive Officer.

SECTION 4.~~9~~7. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary, if any, when authorized by the Board of Directors, may sign with the President and Chief Executive Officer or any Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the President and Chief Executive Officer or the Secretary or the Treasurer, respectively.

SECTION 4.~~10~~8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of such committee.